                                                                   Exhibit 10.42

                      SELECTIVE BUSINESS SECURITY AGREEMENT

                                                         Dated: January 25, 2002

                              1. SECURITY INTEREST

         The undersigned ("Debtor") grants AnchorBank, fsb ("Lender") a security interest in property, wherever located, checked in Section 2 ("Collateral") to secure all debts, obligations and liabilities of Debtor to Lender arising out of that certain Subordinated Note, of even date herewith, given Debtor as maker to
Lender ("Obligations").

                          2. DESCRIPTION OF COLLATERAL

One or more boxes must be checked.

         (a) [ ] All Collateral. If checked here, all equipment, fixtures, inventory, documents, general intangibles, accounts, deposit accounts (unless a security interest would render a nontaxable account taxable), contract rights, chattel paper, instruments, letter of credit rights and investment property, now owned or hereafter acquired by Debtor (or by Debtor with spouse);

         (b) [ ] Scheduled Collateral. If checked here, all inventory, accounts, contract rights, equipment, fixtures, general intangibles, instruments, documents deposit accounts (unless a security interest would render a nontaxable account taxable), letter of credit rights, commercial tort claims, investment property, documents and chattel paper described in the attached schedule and any additional schedules delivered by Debtor to Lender from time to time, now owned or hereafter acquired by Debtor (or by Debtor with spouse);

         (c) [X] Specific Collateral. If checked here, the following described property now owned or hereafter acquired by Debtor (or by Debtor with spouse):
See SCHEDULE A.

         (d) [ ] All Inventory. If checked here, all inventory and documents relating to inventory now owned or hereafter acquired by Debtor (or by Debtor with spouse);

         (e) [ ] All Receivables. If checked here, all accounts, contract rights, chattel paper, letter of credit rights and instruments now owned or hereafter acquired by Debtor (or by Debtor with spouse);

         (f) [ ] All Equipment. If checked here, all equipment and fixtures now owned or hereafter acquired by Debtor (or by Debtor with spouse);

         (g) [ ] All General Intangibles. If checked here, all general intangibles now owned or hereafter acquired by Debtor (or by Debtor with spouse);

and all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for and (subject to Section 5(b), below) all proceeds and products of, the foregoing.

                             3. DEBTOR'S WARRANTIES

Debtor warrants that while any of the Obligations are unpaid:

         (A) OWNERSHIP AND USE. Debtor owns the Collateral free of all encumbrances and security interests (except Lender's security interest). Lender acknowledges that Debtor has previously pledged the Collateral as security for other obligations and that active financing statements remain on file. Debtor believes that it is entitled to have such financing statements terminated and agrees to use commercially reasonable efforts to effect termination. Debtor, acting alone, may grant a security interest in the Collateral. The Collateral is used or bought for use primarily for business purposes.

         (B) VALID ORGANIZATION. Debtor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has made application for authorization to do business in Wisconsin.

         (C) OTHER AGREEMENTS. Other than as set forth in Schedule 3.c, Debtor is not in default under any agreement for the payment of money, except where subject to a bona fide dispute.

         (D) AUTHORITY TO CONTRACT. The execution and delivery of this Agreement and any instruments evidencing Obligations will not violate or constitute a breach of Debtor's Certificate of Incorporation, by-laws or any other agreement or restriction to which Debtor is a party or is subject.

         (E) ACCURACY OF INFORMATION. All information or certificates given to
Lender in writing pursuant to this Agreement shall be true and complete when given.

         (F) NAME AND ADDRESS. Debtor's exact legal name is as set forth below
Section 10. The address of Debtor's chief executive office is as set forth below
Section 10.

         (G) LOCATION. The addresses where the Collateral will be kept, in addition to that appearing below Section 10, are: 2625 South Plaza Drive, Tempe,
Arizona 85282; 1480 South Hohokam Drive, Tempe, Arizona 85281; 2600 North
Central Avenue, Suite 310, Phoenix, Arizona 85004; 1151 East Arapahoe Road,
Suite 150, Englewood, Colorado 80112; 2401 Fifteenth Street, Suite 350, Denver,
Colorado 80202; 170 East 12th Street, Suite 10, Durango, Colorado 81301; 12725
Morris Road, Suite 100, Alpharetta, Georgia 30004; 25 Corporate Drive, Suite
202, Burlington, Massachusetts 01803; 30 Broad Street, 15th Floor, New York, New
York 10004; 6915 SW Macadam, Suite 200, Portland, Oregon 97219; 1966 South
Stoughton Road, Madison, Wisconsin 53716; Riverfront Plaza Building, 1110 North
Old World Third Street, Milwaukee, Wisconsin 53202. The locations at which
Collateral may be located shall not be added to without prior written consent of
Lender, but the parties intend that the Collateral, wherever located, is covered by this Agreement.

         (H) ORGANIZATION. If Debtor is an organization, the type of organization and the state under whose law it is organized are as set forth below Section 10.

         (I) ENVIRONMENTAL LAWS. With respect to the Collateral, Debtor in the past has been, at the present is, and in the future will remain in material compliance with all Environmental Laws. Debtor shall indemnify and hold harmless
Lender, its directors, officers, employees and agents from all loss, cost
(including reasonable attorneys' fees and legal expenses), liability and damage whatsoever directly or indirectly resulting from, arising out of the violation or alleged violation of any Environmental Law, permit, judgment or license, and
Debtor shall immediately notify Lender in writing of any governmental or regulatory action or third-party claim instituted or threatened in connection with any such violation.

                           4. INTENTIONALLY LEFT BLANK

                             5. SALE AND COLLECTIONS

         (A) VERIFICATION. Lender may verify Collateral in any reasonable manner, and Debtor shall assist Lender in so doing.

         (B) SALES; APPLICATION OF PROCEEDS. Debtor may sell the Collateral, at commercially reasonable prices, and may retain the first $400,000 of proceeds.
Debtor will provide Lender with prompt notice of sales of Collateral and the proceeds received from sales. To the extent proceeds from sales of Collateral exceed a total of $400,000, Debtor shall remit proceeds in excess of $400,000 to
Lender for application against the Obligations not later than the third business day following the day of their receipt.

                              6. DEBTOR'S COVENANTS

         (A) MAINTENANCE OF COLLATERAL. Debtor shall: maintain the Collateral in good condition and repair and not permit its value to be impaired (other than as a result of normal wear and tear); keep it free from all liens, encumbrances and security interests (other than Lender's security interest and as Lender may permit); defend it against all claims and legal proceedings by persons other than Lender; pay and discharge when due all taxes, license fees, levies, and other charges upon it; not lease or license it or permit it to become a fixture or an accession to other goods; and not permit it to be used in violation of any applicable law, regulation or policy of insurance. Loss of or damage to the
Collateral shall not release Debtor from any of the Obligations.

         (B) INSURANCE. Debtor shall keep the Collateral and Lender's interest in it insured under policies with provisions substantially similar to the insurance as in effect on the date of this Agreement and shall furnish evidence of such insurance satisfactory to Lender.

         (C) MAINTENANCE OF SECURITY INTEREST. Debtor shall pay all expenses and, upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, evidence, determine and maintain priority of, perfect, continue perfected, terminate

and/or enforce Lender's interest in it or rights under this Agreement. Debtor authorizes Lender to file Uniform Commercial Code financing statements describing the Collateral and amendments to such financing statements, and, when all Obligations have been satisfied, Lender agrees to release such financing statements. Debtor will cooperate with Lender in obtaining control of Collateral and other security for the Obligations for which control may be required to perfect lender's security interest under applicable law. If the Collateral is in possession of a third party, Debtor will join with Lender at its request in notifying the third party of Lender's security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Lender.

         (D) TAXES AND OTHER CHARGES. Debtor shall pay and discharge all lawful taxes, assessments and government charges upon Debtor or against its properties prior to the date on which penalties attach, unless and to the extent only that such taxes, assessments and charges are contested in good faith and by appropriate proceedings by Debtor.

         (E) RECORDS AND STATEMENTS. Debtor shall furnish to Lender: (i)
unaudited quarterly financial statements (for the first three quarters of the fiscal year) within 45 days following the end of the quarter; (ii) audited annual financial statements within 90 days following the end of the year; and
(iii) from time to time, as reasonably requested by Lender (but not more frequently than monthly), a statement of compliance with the collateral coverage requirements of the Subordinated Note.

         (F) INSPECTION OF COLLATERAL. At reasonable times Lender may examine the Collateral and Debtor's records pertaining to it, wherever located, and make copies of records, and Debtor shall assist Lender in so doing.

         (G) RETURNS AND REPOSSESSIONS. Debtor shall promptly notify Lender of the return to or repossession by Debtor of goods underlying any Collateral and
Debtor shall hold and dispose of them only as Lender directs.

         (H) CHANGE OF NAME, ADDRESS OR ORGANIZATION. Debtor shall not change
Debtor's legal name or address without providing at least 30 days prior written notice of the change to Lender. Debtor agrees to give Lender reasonable prior notice of any transaction or a series of related transactions, a merger into or consolidation with any other organization, a change of Debtor's legal structure or a sale or transfer of all or substantially all of Debtor's assets.

                               7. RIGHTS OF LENDER

         (A) AUTHORITY TO PERFORM FOR DEBTOR. Upon the occurrence of an event of default or if Debtor fails to perform any of Debtor's duties set forth in this
Agreement or in any evidence of or document relating to the Obligations, after giving effect to any notice requirements or opportunities to cure (or both),
Lender is authorized, in Debtor's name or otherwise, to take any such action including without limitation signing Debtor's name or paying any amount so required, and the cost shall be one of the Obligations secured by this Agreement and shall be payable by Debtor upon demand with interest from the date of payment by Lender at the highest

rate stated in any evidence of any Obligation but not in excess of the maximum rate permitted by law.

         (B) CHARGING DEBTOR'S CREDIT BALANCE. Lender may, at any time after the occurrence of an event of default, after giving effect to any notice requirements or opportunities to cure (or both), set-off all or any part of the unpaid balance of the Obligations against any deposit balances Debtor may have with Lender.

         (C) NON-LIABILITY OF LENDER. Lender has no duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. Debtor releases Lender from any liability for any act or omission relating to the Collateral, except Lender's willful misconduct.

                                   8. DEFAULT

Upon the occurrence of one or more of the following events of default:

         (A) NONPERFORMANCE. Debtor fails to pay when due any of the Obligations or to perform, or rectify breach of, any warranty or covenant or other undertaking by Debtor in this Agreement or in any written evidence of or document relating to the Obligations, or an event of default occurs under the
Subordinated Note; or

         (B) MISREPRESENTATION. Any representation made by Debtor to Lender in writing to induce Lender to extend credit to Debtor, under this Agreement or the
Subordinated Note, is false in any material respect when made;

all of the Obligations shall, at the option of Lender and without any notice or demand, become immediately payable; and Lender shall have all rights and remedies for default provided by the Wisconsin Uniform Commercial Code, as well as any other applicable law and any evidence of or document relating to any
Obligation. With respect to such rights and remedies:

         (C) REPOSSESSION. Lender may take possession of Collateral without notice or hearing, which Debtor waives;

         (D) ASSEMBLING COLLATERAL. Lender may require Debtor to assemble the
Collateral and to make it available to Lender at the locations set forth in section 3(g);

         (E) NOTICE OF DISPOSITION. Written notice, when required by law, sent to any address of Debtor in this Agreement at least 10 calendar days (counting the day of sending) before the date of a proposed disposition of the Collateral is reasonable notice;

         (F) EXPENSES AND APPLICATION OF PROCEEDS. Debtor shall reimburse Lender for any reasonable expense incurred by Lender in protecting or enforcing its rights under this Agreement before and after judgment, including, without limitation, reasonable attorneys' fees and legal expenses of taking possession, holding, preparing for disposition and disposing of the Collateral (provided, however, Lender has no obligation to clean-up or otherwise prepare the
Collateral for sale). After deduction of such expenses, Lender shall apply the proceeds of disposition to the

extent actually received in cash to the Obligations, in such order and amounts as it elects or as otherwise required by this Agreement; and

         (G) WAIVER. Lender may permit Debtor to remedy any default without waiving the default so remedied, and Lender may waive any default without waiving any other subsequent or prior default by Debtor.

                                9. INTERPRETATION

         The validity, construction and enforcement of this Agreement are governed by the internal laws of Wisconsin. All terms not otherwise defined have the meanings assigned to them by the Wisconsin Uniform Commercial Code, as amended from time to time, provided, however, that the term "instrument" shall be such term as defined in the Wisconsin Uniform Commercial Code-Secured
Transactions Chapter 409. All references in this Agreement to sections of the
Wisconsin Statues are to those sections as they may be renumbered from time to time. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. This Agreement is intended by Debtor and Lender as a final expression of this Agreement and as a complete and exclusive statement of its terms, there being no conditions to the enforceability of this
Agreement. This Agreement may not be supplemented or modified except in writing.

                     10. PERSONS BOUND AND OTHER PROVISIONS

         This Agreement benefits Lender, its successors and assigns, and binds
Debtor(s) and their respective heirs, personal representatives, successors and assigns and shall bind all persons and entities who become bound as a debtor to this agreement.

[ ] If checked here, this Agreement amends and replaces in their entirety the provisions of all existing Selective Business Security Agreements between Debtor and Lender, provided, however, that all security interests granted to Lender under those existing agreements shall remain in full force and effect, subject to the provisions of this Agreement.

Debtor:                                              Lender:

Integrated Information Systems, Inc.,                AnchorBank, fsb
a Delaware corporation

By: /s/ William A. Mahan                             By: /s/ Brian Zimdars
Name: William A. Mahan                               Name: Brian Zimdars
Title: EVP & CFO                                     Title: Vice President

Address:     1480 South Hohokam Drive,
             Tempe, Arizona 85281
             --------------------
             SEE SECTION 3(f)